EXHIBIT 99.1

                                                  Court File No. 05-CV-296593PD3

                                  ONTARIO
                         SUPERIOR COURT OF JUSTICE



Madame Justice Himel                       )          MONDAY, THE 26th DAY
                                           )          OF NOVEMBER, 2007
                                           )
BETWEEN:

                        RESEARCH CAPITAL CORPORATION

                                                                      Plaintiff/
                                                       Defendant by Counterclaim

                                  - and -

                RAFAL CZERWINSKI, 1664509 ONTARIO CORPORATION,
                   EMPIRE GLOBAL CORP. and KALSON G.H. JANG

                                                                     Defendants/
                                                      Plaintiffs by Counterclaim


                                   ORDER

    THIS MOTION, made on Consent of the parties, for an Order dismissing this action, was heard this day at 393 University Avenue, Toronto, Ontario.

      ON READING the consent of the parties, filed,

  1. THIS COURT ORDERS that this action be, and same is, hereby dismissed against the Defendant, Empire Global Corp., without costs.

  2. THIS COURT FURTHER ORDERS that a copy of this Order shall be sent to the Defendants' solicitor by fax, forthwith after entry.

ENTERED AT / INSCRIT A TORONTO
ON / BOOK NO:
LE / DANS LE REGISTRE NO:

NOV 26, 2007
                                             -----------------------------------
                                             Himel J.

AS DOCUMENT NO:
A TITRE DE DOCUMENT NO:
PER / PAR: Initial